EXHIBIT T3E.4




                    POLYTAMA INTERNATIONAL FINANCE B.V.
                                    and
                           P.T. POLYTAMA PROPINDO

                          Offer to Exchange their
                    8% Guaranteed Secured Notes due 2017
                                 and their
             6% Guaranteed Secured Exchangeable Notes due 2012
                        for all of their outstanding
                 11 1/4% Guaranteed Secured Notes due 2007
                            (CUSIP No. 7318OUAA)


               Pursuant to the Confidential Offering Circular
                           Dated November 7, 2002


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THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
DECEMBER 9, 2002 (THE "EXPIRATION TIME"), UNLESS EXTENDED OR EARLIER
TERMINATED.
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To Our Clients:

         Polytama International Finance B.V. (the "Issuer") and P.T. Polytama Propindo (the "Company") are offering to exchange (the "Exchange Offer"), based on the face value of the Existing Notes (as defined below)
(1) $0.5171 principal amount of their 8% Guaranteed Secured Notes due 2017 (the "New Senior Notes") and (2) $0.1724 principal amount of their 6% Guaranteed Secured Exchangeable Notes due 2012 (the "New Exchangeable Notes" and, together with the New Senior Notes, the "New Notes") for each $1.00 principal amount of their outstanding 11 1/4% Guaranteed Secured Notes due 2007 (the "Existing Notes").

         The Exchange Offer is made on the terms and subject to the conditions set forth in the enclosed Confidential Offering Circular dated November 7, 2002 (the "Offering Circular") and the accompanying Letter of Transmittal. Capitalized terms used but not defined herein have the meanings assigned to them in the Offering Circular.

         We are the registered holder of Existing Notes for your account or benefit. A tender of such Existing Notes may be made only by us as the registered holder and pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Existing Notes held by us for your account or benefit.

         Accordingly, we request instructions as to whether you wish us to tender any or all of the Existing Notes held by us for your account or benefit, on the terms and subject to the conditions set forth in the enclosed Offering Circular and Letter of Transmittal. Your instructions should be forwarded to us as promptly as possible.

         You should read carefully the Offering Circular and the Letter of Transmittal before providing us with any instructions. In addition to the other information set forth therein, your attention is directed to the following:

         1. The Exchange Offer is being made for all Existing Notes.

         2. Consummation of the Exchange Offer is conditioned upon, among other things: (1) receipt of the Minimum Tender and (2) other customary conditions. See the section of the Offering Circular entitled "The Exchange Offer--Conditions to the Exchange Offer."

         3. Existing Notes tendered prior to the Expiration Time may be withdrawn at any time at or prior to the Expiration Time.

         4. Holders who tender Existing Notes will not be obligated to pay brokerage commissions or solicitation fees. Any transfer taxes incident to the transfer of Existing Notes from the holder to the Issuer will be paid by the Issuer, except as otherwise provided for in Instruction 8 of the Letter of Transmittal.

         If you wish to have us tender any or all of the Existing Notes held by us for your account or benefit, please so instruct us by completing, executing and returning to us the instructions set forth on the following page. If you authorize the tender of your Existing Notes, the entire principal amount of such Existing Notes will be tendered unless otherwise specified in the instructions. If we do not receive written instructions in accordance with the procedures set forth in the Offering Circular and the Letter of Transmittal, we will not tender any Existing Notes for your account. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the Expiration Time.

         The Exchange Offer is being made solely pursuant to the Offering Circular and the Letter of Transmittal.

         The Offering Circular and any related documents do not constitute an offer to buy or the solicitation of an offer to sell Existing Notes, the New Senior Notes or New Exchangeable Notes in any circumstances under which such offer or solicitation is unlawful.

                                INSTRUCTIONS


         The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the Exchange Offer made by Polytama International Finance B.V. and P.T. Polytama Propindo with respect to the Existing Notes.

         The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer all right, title and interest in the Existing Notes and to acquire the New Notes, issuable upon the exchange of such Existing Notes, and that, when such validly tendered Existing Notes are accepted by the Issuer for exchange, the Issuer will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim.

         By completing, executing and delivering these Instructions, the undersigned hereby makes the acknowledgments, representations and warranties referred to above and instructs you to tender the Existing Notes held by you for the account of the undersigned, upon the terms and subject to the conditions and conditions set forth in the Offering Circular and the Letter of Transmittal.


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                  EXISTING NOTES WHICH ARE TO BE TENDERED
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          CERTIFICATE NUMBERS                      PRINCIPAL AMOUNT               EXISTING NOTES ARE TO BE TENDERED
                                                                                          ("YES" OR "NO")*
---------------------------------------- -------------------------------------- --------------------------------------

---------------------------------------- -------------------------------------- --------------------------------------

---------------------------------------- -------------------------------------- --------------------------------------
* Unless otherwise indicated, "yes" will be assumed.
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

                                 IMPORTANT
                              PLEASE SIGN HERE
                 (To Be Completed by All Tendering Holders)
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THE COMPLETION, EXECUTION AND TIMELY DELIVERY OF THESE INSTRUCTIONS WILL BE
DEEMED TO CONSTITUTE AN INSTRUCTION TO TENDER EXISTING NOTES AS INDICATED
ABOVE.

Signature(s)___________________________________________________________________

Name(s) (Please Print)_________________________________________________________

Address________________________________________________________________________

Zip Code_______________________________________________________________________

Area Code and Telephone No.____________________________________________________

Tax Identification or Social Security No.______________________________________
(See Substitute Form W-9 herein)

My Account Number with You_____________________________________________________

Date___________________________________________________________________________


(Must be signed by the registered holder(s) of the Existing Notes exactly as its (their) name(s) appear(s) on certificate(s) or on a security position listing, or by the person(s) authorized to become registered holder(s) by endorsement and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title next to his or her name above. See Instruction 3 to the Letter of Transmittal.)

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